Exhibit 10.10
SECOND AMENDED AND RESTATED ASSET MANAGEMENT SERVICES AGREEMENT
THIS SECOND AMENDED AND RESTATED ASSET MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is entered into June 29, 2016 and is effective as of June 1, 2016 (“Effective Date”) by and between KBS Acquisition Sub, LLC, a Delaware limited liability company (the “Company”), and GKK Realty Advisors LLC, a Delaware limited liability company (“Manager”).
W I T N E S S E T H:
WHEREAS, the Company and Manager previously entered into that certain Amended and Restated Asset Management Services Agreement dated as of December 1, 2013 (the “Original AM Agreement”);
WHEREAS, the Company and Manager desire to amend and restate the Original AM Agreement in its entirety by entering into this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.	Definitions.

(a)	Accounting/Construction Services Agreement” has the meaning set forth in Section 2(k)

(b)	“Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question.

(c)	“Applicable Portfolios” means those portfolios of Properties set forth on Annex A-2.

(d)	“Approved Budget” shall have the meaning set forth in the Accounting/ Construction Services Agreement.

(e)	“Agreement” has the meaning assigned in the first paragraph.

(f)	“Asset Value Documentation” has the meaning set forth in the definition of Fair Value of Applicable Portfolios.

(g)	“Base Management Fee” has the meaning assigned in Section 6(a).

(h)	“BD2 Sale” has the meaning assigned in Section 10.

(i)
“Breach” means fraud, misappropriation of funds, or embezzlement against Company by Manager in its corporate capacity (as distinguished from the acts of any employees of Manager which are taken without the complicity of any of the Executive Officers) which is not cured within thirty (30) days after notice thereof from Company.

(j)
“Cause” means any of the following, determined to have occurred by a majority ruling of a panel of three arbitrators (one arbitrator chosen by the Company, one arbitrator chosen by the Manager and the third arbitrator chosen by the other two arbitrators (collectively, the “Arbitrators”)) to have caused material damage to the Company: (i) a Material Breach; or (ii) a Service Failure. The parties agree to use commercially reasonable efforts to appoint the Arbitrators within seven (7) days of the receipt by Manager of written notice from Company that it intends to seek the determination discussed herein and to have any determination of “Cause” by the Arbitrators completed within thirty (30) days of submission by Company or Manager.

(k)
“Company Default” means a failure by Company to pay the Base Management Fee, Termination Fee, or the Profit Participation payment due to Manager under this Agreement, which failure to pay continues for five (5) business days following written notice of such default, such notice containing the following legend prominently displayed in bold, all caps and fourteen (14) point or larger font in the transmittal letter requesting approval: THIS IS A NOTICE OF A COMPANY DEFAULT. COMPANY’S RESPONSE IS REQUESTED WITHIN FIVE (5) BUSINESS DAYS. COMPANY’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN COMPANY BEING DEEMED TO HAVE AGREED THAT A COMPANY DEFAULT; provided, however, that such failure is not caused by any action or inaction of Manager, or any of Manager’s officers, employees, directors, managing directors, members, managers, principals, partners, shareholders, affiliates or subsidiaries.

(l)	“Company’s Insurance” has the meaning assigned in Section 5(d).

(m)
“Consistent with Past Practices” or words of similar import means those asset management services and practices (other than accounting services and practices) provided to the Properties by Manager and those affiliates of Manager over the six (6) month period prior to the Effective Date.

(n)	“Effective Date” has the meaning assigned in the first paragraph.

(o)	“Executive Officers” means the President, Chief Executive Officer, General Counsel and Chief Financial Officer of Gramercy Property Trust Inc.

(p)	“Expenses” has the meaning assigned in Section 7.

(q)	“Extension Option” has the meaning set forth in Section 2(a).

(r)
“Fair Value of Applicable Portfolios “ means the gross fair market value of the Properties included within the Applicable Portfolios (with no deduction for any mortgage debt, mezzanine debt or any other liabilities associated with any one or more of the Properties and no additions for any other assets that are not real property) of the Company as set forth in the work papers and other supporting documentation (collectively, “Asset Value Documentation”) used by KBS REIT and its accountants in determining its gross asset value as reported by KBS REIT in its then most recent applicable filing with the Securities and Exchange Commission, and as certified by the Chief Financial Officer of KBS REIT as being the values contained in such work papers and other supporting documentation.

(s)	“First Threshold of Incentive Profits” means an amount equal to 10% of the Profit Participation Threshold for an Applicable Portfolio.

(t)	“Fraud Loss” is defined in the definition of Termination Fee below.

(u)
“Good News Capital Expenditures” means (i) all capital expenditures at a Property (as determined by GAAP) which are being funded in order to increase the value of a Property (for example upgrading the quality of materials located at a Property in order to charge tenants higher rent) as opposed to being funded to prevent or resolve repair or maintenance issues at a Property (for example repairing or replacing a roof); (ii) all tenant improvements at such Property in connection with newly signed leases at such Property (including any lease renewals); and (iii) leasing commissions for new leases at such Property (including any lease renewals). Notwithstanding the foregoing to the contrary, in the event of a contractual renewal at Beaver Valley, Tenant improvements, leasing commissions and capital expenditures in connection with such contractual renewal, shall not be included in Good News Capital Expenditures, except to the extent that a subsequent non-contractual renewal is entered into during the Term of this Agreement for such leased space.

(v)
“Governing Instruments” means, with respect to any Person, the articles of incorporation and bylaws in the case of a corporation, the certificate of limited partnership (if applicable) and partnership agreement in the case of a general or limited partnership or the articles of formation and operating agreement in the case of a limited liability company.

(w)
“Gross Value” means the sum of (1) the gross sales price of any one or more of the Properties included within any of the Applicable Portfolios sold from and after December 1, 2013 through and including the Measurement Date (with, for avoidance of doubt, no deduction for any mortgage debt, mezzanine debt, any other debt or any closing costs or customary closing adjustments (for example, taxes, prepaid expenses, cam charges, rents, leasing costs and similar items shall not be taken into account but prorations which are not customary but rather are in the nature of a seller providing income support or other inducements to a purchaser of a property shall be included) plus (2) the Fair Value of Applicable Portfolios as of the Measurement Date.

(x)
“Incentive Profits” means the amount, if any, by which (A) Gross Value for each Applicable Portfolio exceeds (B) the sum of (1) the Profit Participation Threshold for such Applicable Portfolio, plus (2) all cash expended with respect to such Applicable Portfolio, if any, after December 1, 2013 to fund Good News Capital Expenditures at such Applicable Portfolio by KBS REIT or any of, its Affiliates and/or joint venture partner(s) (“Included Capital Contributions”). For avoidance of doubt, Incentive Profits shall be determined on (and paid on) an Applicable Portfolio by Applicable Portfolio basis taking into account all sales of Properties in an Applicable Portfolio from time to time (and all such Properties remaining as of the Measurement Date).

(y)	“Included Capital Contributions” has the meaning set forth in the definition of Incentive Profits.

(z)	“KBS REIT” means KBS Real Estate Investment Trust, Inc.

(aa)
“Material Breach” means fraud, misappropriation of funds, or embezzlement against Company or other willful and material violation of this Agreement by Manager in its corporate capacity (as distinguished from the acts of any employees of Manager which are taken without the complicity of any of the Executive Officers) which is not cured within thirty (30) days after notice thereof from Company and which would have a material adverse effect on the Company. Manager and Company each agree to promptly notify the other of any Material Breach that Manager or Company is aware of or becomes aware of during the Term.

(bb)
“Measurement Date” means the earliest to occur of (a) December 31, 2016 (or December 31, 2017 if the Extension Option is properly exercised as provided for in Section 2(a) below), (b) the date on which Company, directly or indirectly, sells, conveys or otherwise transfers (together with all prior transfers) at least ninety percent (90%) of the Properties (by value), including, but not limited to a Sale, merger, reorganization, issuance of equity securities or other recapitalization of the Company or its Subsidiaries, affiliates, or parent companies (whether or not the Company, its Subsidiaries, affiliates or parent companies is the surviving entity in such transaction); (c) the effective date of the termination of this Agreement for Cause; or (d) the effective date of the termination of this Agreement pursuant to Section 10 hereof following a BD2 Sale.

(cc)	“Offset Amounts” means any damages incurred by Company as a result of Cause, as determined by the Arbitrators.

(dd)	“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state,

county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

(ee)
“Profit Participation Percentage” means (i) 10% for Incentive Profits with respect to an Applicable Portfolio up to and including the First Threshold of Incentive Profits; (ii) 20% for Incentive Profits with respect to an Applicable Portfolio in excess of the First Threshold of Incentive Profits but less than or equal to the Second Threshold of Incentive Profits; and (iii) 30% for Incentive Profits with respect to an Applicable Portfolio in excess of the Second Threshold of Incentive Profits.

(ff)	“Profit Participation” has the meaning assigned in Section 6 (b).

(gg)	“Profit Participation Threshold” means the amount for each of the Applicable Portfolios as set forth on Annex A-2

(hh)	“Properties” means the fee or leasehold interest in the real estate assets described on Annex A-1 attached hereto and made a part hereof.

(ii)	“Sale” (or “Sells” as applicable) means any sale, transfer, conveyance or other assignment including, any long term (being more than 15 years) ground lease of all or substantially all of a Property.

(jj)	“Second Threshold of Incentive Profits” means an amount equal to 20% of the Profit Participation Threshold for an Applicable Portfolio.

(kk)
“Service Failure” means the failure of Manager to provide a substantively equivalent level of asset management and performance under this Agreement which is Consistent with Past Practices (excluding, for avoidance of doubt accounting services and practices); provided, however, a Service Failure shall not be deemed to have occurred if Manager has substantially cured such failure within a period of ten (10) days after written notice outlining the specific details of such failure; provided, however, a Service Failure shall not be deemed to have occurred if Manager has substantially cured such failure within a period of ten (10) days after written notice outlining the specific details of such failure. Manager agrees to promptly notify Company of any Service Failure that Manager is aware of or becomes aware of during the Term.

(ll)
“Settlement Agreement” means, collectively, that certain (a) Collateral Transfer and Settlement Agreement, dated as of September 1, 2011, by and among GKK Stars Acquisition LLC (“GKK Stars”), KBS Acquisition Sub, LLC, KBS GKK Participation Holdings I, LLC, KBS GKK Participation Holdings II, LLC, KBS Debt Holdings Mezz Holder, LLC and KBS Acquisition Holdings, LLC, and (b) Acknowledgment and Consent Agreement, dated as of September 1, 2011, by and among Goldman Sachs Mortgage Company, Citicorp North America, Inc., GKK Stars, KBS Acquisition Sub, LLC, KBS GKK Participation Holdings I, LLC, KBS GKK Participation Holdings II, LLC, KBS Debt Holdings Mezz Holder, LLC and KBS Acquisition Holdings, LLC.

(mm)
“Subsidiary” means any direct or indirect subsidiary of the Company, any partnership, the general partner of which is the Company or any direct or indirect subsidiary of the Company and any limited liability company, the managing member of which is the Company or any direct or indirect subsidiary of the Company.

(nn)
“Termination Fee” means: (a) $3,750,000 for any termination of this Agreement by the Company pursuant to Section 10(1)(B) of this Agreement effective on or after January 1, 2016 and on or prior to December 31, 2016, and (b) $0.00 for any termination of this Agreement pursuant to Section 10(1)(B) of this Agreement on or after January 1, 2017. Notwithstanding the foregoing, at such time as Company pays to Manager the full Profit Participation payable to Manager as set forth in Section 6(b) hereof as a result of the termination of this Agreement by the Company pursuant to Section 10(1)(B) of this Agreement, Manager shall rebate to the Company all or a portion of (but not in excess of) the Termination Fee paid by Company to Manager in an amount equal to 50% of (X) the amount by which the Profit Participation paid by Company to Manager exceeds (Y) the Third Year Termination Baseline for a termination effective on or after January 1, 2016 and on or prior to December 31, 2016. The parties agree that the amount of the foregoing rebate may be offset against the payment by the Company to Manager of the Profit Participation triggered by the termination of this Agreement pursuant to Section 10(1)(B) hereof. Notwithstanding anything in this Agreement to the contrary, in the event of: (i) a termination of this Agreement by Company pursuant to Section 10(1)(A), Manager shall not receive a Termination Fee. Additionally, in the event (i) there is no Profit Participation, and (ii) Company suffers an unreimbursed actually incurred loss, cost or expense arising out of the fraud, misappropriation of funds or embezzlement against Company or other willful and material violation of this Agreement by manager or any employees of Manager (a “Fraud Loss”), then the parties agree that the amount of the Fraud Loss may be offset against the payment by the Company to Manager of any Termination Fee.

(oo)	“Third Threshold of Incentive Profits” means an amount equal to 30% of the Profit Participation Threshold for an Applicable Portfolio.

(pp)	“Third Year Termination Baseline” means the amount set forth on Annex D.

2.	Appointment and Duties of Manager.

(a)
Appointment. Unless earlier terminated in accordance with the terms of this Agreement, commencing on the Effective Date and continuing until December 31, 2016, the Company hereby appoints Manager as its exclusive asset manager to manage the Properties subject to the further terms and conditions set forth in this Agreement. So long as the Company is not in default of its obligations hereunder, Company shall have the right to extend the foregoing expiration date to December 31, 2017 by delivery of written notice to Manager irrevocably exercising such option, such notice, to be effective must be delivered no later than May 30, 2016

(herein, the “Extension Option”). Subject to the terms and conditions of this Agreement, Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein, provided funds are made available by the Company for such purposes, as set forth in Section 8 hereof.

(b)	Duties. Manager will perform (or cause to be performed) the following services and activities for the Company, all of which activities shall be performed Consistent with Past Practices:

(i)
administering or overseeing the Company’s day-to-day operations and performing and supervising the performance of other administrative functions necessary to the Company’s management, including the collection of revenues and the payment of the Company’s debts and obligations (subject to funds being made available to Manager to pay such debts and obligations), and in the event of an emergency, Manager shall use commercially reasonable efforts to notify Company of such emergency as soon as reasonably possible;

(ii)	serving as the Company’s consultant with respect to the periodic review of the Properties;

(iii)	investigating, analyzing and selecting possible opportunities for the sale of any one or more of the Properties;

(iv)
retaining and supervising third parties or affiliates to provide property management services with respect to those Properties that are not otherwise managed by a tenant pursuant to the terms of such tenant’s lease;

(v)
engaging and supervising, on the Company’s behalf and at the Company’s expense, independent contractors which provide real estate-related services, property management services, legal services, accounting services, due diligence services and such other services as may be required relating to the Properties;

(vi)
to the extent expressly authorized by the Company in writing, negotiating, and closing on the Company’s behalf the sale, exchange or other disposition of any of the Properties (it being understood that third party fees and expenses may be incurred at the Company’s expense in connection with any such disposition efforts);

(vii)
arranging, negotiating, coordinating and managing operations of any joint venture or co-investment interests held by the Company with respect to the Properties and conducting all matters with any joint venture or co-investment partners;

(viii)	monitoring the operating performance of the Properties;

(ix)	advising the Company with respect to qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(x)	assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities;

(xi)
communicating on the Company’s behalf, with any first mortgage lenders having loans on any of the Properties and with any landlords with respect to any leased Properties and providing written reports to such lenders in connection therewith to the extent required by the loan documents applicable to such loans;

(xii)
using commercially reasonable efforts to oversee the property managers and to not consent or authorize the property managers to incur expenses by or on behalf of the Company other than in accordance with the Approved Budget (subject to any variance permitted in accordance with the applicable property management agreements);

(xiii)
provide additional services reasonably requested by Company which are consistent with the services currently being provided by Manager as of the Effective Date (for purposes of clarification, if any requested services will require Manager to hire new employees, then such services shall fall under romanette (xiv) below); and

(xiv)
providing additional services to, or for the benefit of, the Company as may be mutually agreed upon by the Company and Manager (which additional services may require the payment of additional fees to Manager as may be agreed upon by Company and Manager).

(c)
Property Management Subcontracts. Consistent with Past Practices and subject to the prior written approval of Company, such approval not to be unreasonably withheld, delayed or conditioned, Manager may enter into agreements with other parties (on the Company’s standard form), including its affiliates, at market rates and costs for the purpose of engaging one or more property managers for and on behalf, and at the sole cost and expense, of the Company to provide property management and/or similar services to the Company with respect to the Properties. Notwithstanding the foregoing, all new property management contracts shall be terminable upon thirty (30) days’ notice without penalty.

(d)
Other Service Providers. Manager may retain for, and on behalf of, the Company, and at the sole cost and expense of the Company, at market rates and costs, such services of accountants, legal counsel, appraisers, insurers and brokers, among others, including Manager’s affiliates, as Manager deems necessary or advisable in connection with the management and operations of the Company and the provision of its duties under this Agreement; provided, that any such agreement entered into with an affiliate of Manager to perform any such services shall be engaged on terms no more favorable to such affiliate than would be obtained from a third party on an arm’s-length basis and if the costs and expenses of such third party contracts exceed $10,000 in any calendar year they will be subject to the Company’s approval. Notwithstanding the foregoing, all new third party contracts shall be terminable upon thirty (30) days’ notice without penalty.

(e)
Claims. Should any claims, demands, suits or other legal proceedings in respect to any of the Properties be made or instituted against Company or any Subsidiary, Manager shall reasonably assist the Company in the defense or other disposition thereof.

(f)	Employees. All matters pertaining to the employment, supervision, compensation and promotion of Manager’s employees are the sole responsibility of Manager.

(g)	Business Plans:

(1)
For Significant Properties in major metropolitan areas, Manager shall provide Company such other information reasonably requested by Company including: (i) a list of all properties competitive with the Properties, a list of the tenants of each, and all other reasonably available information for such competitive properties, and (ii) basic demographic data relating to the market area of the Properties, including population growth, major employers, employment and unemployment levels and, if a property is a retail property, retail sales and housing starts in such area.

(2)	From time to time, upon Company’s request, such other information with regard to Properties as may reasonably be requested including the following:

(A)	Supporting leases and lease abstracts as requested;

(B)
Cash flow projection broken out by NOI, capital expenditures, debt service payments, principal draws and paydowns, and projected net sales proceeds updated as requested over the assets’ expected hold period to the extent Company advises Manager of such hold period (or if not provided, the hold period shall be deemed to be equal to 5 years), but at a minimum on a quarterly basis and provided in a format approved by Company; and

(C)
Property Performance Report (“PPR”): Manager shall provide to Company a Quarterly PPR for each of the Properties, in the form attached hereto as Annex B. Manager shall use good faith efforts to provide such PPRs to Company by the third week of each calendar quarter, but in any event, shall provide such Quarterly PPRs to

Company by the last day of the month following the month with respect to which the PPR is applicable.

(h)
Use of Manager’s Funds. Manager shall not be required to expend money in excess of that contained in any applicable Company bank account or otherwise made available by the Company to be expended by Manager hereunder.

(i)
Reliance by Manager. Manager, in performing its duties under this Section 2, shall be entitled to rely on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by Manager at the Company’s sole cost and expense.

(j)
Payment and Reimbursement of Expenses. The Company shall pay all expenses, and reimburse Manager for Manager’s expenses incurred on its behalf, in connection with any such services to the extent such expenses are reimbursable by the Company to Manager pursuant to Section 8 hereof.

(k)
Accounting/Construction Oversight Services. For avoidance of doubt, Manager shall not be required to provide any of the services which are the subject of that certain Accounting/Construction Oversight Services Agreement between GKK Realty Advisors LLC and the Company of even date herewith (the “Accounting/Construction Services Agreement”)

3.	Dedication; Other Activities.

(a)
Devotion of Time. Manager will provide a management team (“Team”) to deliver the management services to the Company hereunder. Manager covenants to the Company that the Team shall devote sufficient time to the management of the Company to satisfy its responsibilities under this Agreement and to properly perform its duties and obligations under this Agreement . The Company shall have the benefit of Manager’s reasonable judgment and effort in rendering services and, in furtherance of the foregoing, Manager shall not undertake activities which, in its reasonable judgment, will adversely affect the performance of its obligations under this Agreement.

(b)
Other Activities. Except to the extent set forth in clause (a) above, nothing herein shall prevent Manager or any of its affiliates or any of the officers and employees of any of the foregoing from engaging in other businesses, or from rendering services of any kind to any other Person.

4.	Records; Confidentiality.

(a)
Records. Manager shall maintain appropriate books of account and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company at any time during normal business hours.

(b)
Confidentiality. Manager shall keep confidential any nonpublic information obtained in connection with the services rendered under this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement), except: (i) with the prior written consent of the Company; (ii) to legal counsel, accountants and other professional advisors; (iii) to appraisers, consultants, financing sources and others in the ordinary course of the Company’s business; (iv) to governmental officials having jurisdiction over the Company; (v) in connection with any governmental or regulatory filings of the Company or disclosure or presentations to Company investors; or (vi) as required by law or legal process to which Manager or any Person to whom disclosure is permitted hereunder is a party. The foregoing shall not apply to information which has previously become available through the actions of a Person other than Manager not resulting from Manager’s violation of this Section 4(b). The foregoing is not intended to prevent Manager or its Affiliates from, and Manager is permitted to, bid on Properties offered for sale by the Company even if such bid utilizes confidential information; provided, however, prior to bidding or participating in any foreclosure sale of any of the Properties, (i) Manager or any Affiliate of Manager shall first notify Company and KBS REIT in writing of Manager’s or any of its Affiliate’s interest in bidding on any such foreclosure sales of any Properties, (ii) Manager shall represent and warrant to Company and KBS REIT in writing that Manager is unaware of any material information (whether written or oral) relating to the Properties offered for sale that is not available to the Company, and (iii) Manager shall recuse itself from the sales process for such Properties, and Manager shall not be privy to any other bids for such Properties.

5.	Obligations of Manager; Restrictions.

(a)
Restrictions. Manager shall refrain from any action that, in its sole judgment made in good faith, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or the Properties. Furthermore, Manager shall use its good faith, commercially reasonable efforts to not authorize the property managers to take actions that would cause the Company to incur costs in excess of that set forth in the Approved Budget (plus any variance afforded the property managers pursuant to the property management agreements) without first advising the Company of such costs and obtaining their approval. If Manager is ordered to take any such action by the Company, Manager shall promptly notify the Company of Manager’s judgment that such action would violate any such law, rule or regulation or would be for a cost in excess of that set forth in the Approved Budget. Notwithstanding the foregoing, the Manager, shall not be liable to the Company or any Subsidiary, or any of the Company’s stockholders, members or partners for any act or omission by Manager, its managers, directors, officers, employees or agents taken in good faith or except as provided in Section 10 hereof.

(b)	Manager’s Insurance. Manager shall maintain the following insurance in Manager’s name applicable to Manager’s activities under this Agreement

(collectively, “Manager’s Insurance”): (i) “errors and omissions” coverage with an aggregate policy limit of $10,000,000, (ii) commercial crime coverage with an aggregate policy limit of not less than $1,000,000, (iii) broad form commercial general liability coverage in an amount not less than $20,000,000 combined single limit, (iv) automobile liability coverage for both owned and non-owned vehicles, in an amount not less than $5,000,000 combined single limit and (v) workers compensation insurance as required by law covering all Manager’s employees (and, when required by law, compulsory non-occupational disability insurance).

(c)
Manager’s Insurance Requirements. Manager’s Insurance shall be underwritten by reputable, financially sound companies. Manager shall furnish Company with certificates evidencing Manager’s Insurance within ten (10) business days following the Effective Date and thereafter upon renewing or replacing such insurance. Manager’s Insurance policies shall provide that they may not be cancelled or modified unless thirty (30) days’ prior written notice of such cancellation or modification has been provided to Company. Company shall be named as a loss payee on Manager’s commercial crime insurance policy.

(d)
Company’s Insurance. Company and Manager acknowledge and agree that Company, at its expense, has obtained property and liability insurance with respect to the Properties and shall maintain and keep in force such property and liability insurance to the extent reasonably and commercially feasible (“Company’s Insurance”). Company shall deliver to Manager certificates of insurance evidencing Company’s Insurance within ten (10) business days following the Effective Date, which certificates shall state that Company’s Insurance shall be primary and non-contributory as to claims made against Company and Manager and which are not covered by Manager’s indemnity pursuant to Section 10 below. Manager shall be named as an additional insured on Company’s liability insurance and evidence thereof shall be furnished to Manager. Manager shall furnish any information that is reasonably requested or required by Company for the purpose of establishing the placement of insurance coverage and shall aid and cooperate in every reasonable way with respect to such insurance and any loss thereunder. Manager shall promptly notify Company and the insurance carrier if Manager receives notice of any loss, damage or injury with respect to any of the Properties. Company shall cause Manager to be covered as an additional insured under Company’s Commercial General Liability Insurance covering the Properties. To the extent that Company is entitled to any Offset Amounts or reimbursement of Fraud Losses as expressly provided for herein, Manager shall be entitled to receive any subsequent recoveries from any insurance policies relating to such Offset Amounts. Company shall use commercially reasonable efforts to pursue any insurance claims relating to Offset Amounts or Fraud Losses.

6.	Compensation.

(a)	Management Fee. For the entire term of this Agreement, Company hereby agrees to pay to Manager a management fee equal to $7,500,000 per year in equal monthly installments of $625,000, plus reimbursement of all property related expenses paid by Manager on behalf of Company (together, the “Base Management Fee”), payable monthly in arrears, plus the amount, if any, of the Profit Participation, as described below. Notwithstanding the foregoing to the contrary, in the event Manager, after the Effective Date in its sole and absolute discretion, at any time or from time to time reduces the head count of employees providing services to Company in any material respect, Manager and Company agree that the Base Management Fee shall thereafter be reduced by an amount equal to the actual savings to Manager resulting from the reduction in head count (base salary and benefits and after payment of severance). In such event, Company and Manager shall execute a writing setting forth the new Base Management Fee.

(b)	Profit Participation.

(i)
Calculation. Company shall also pay to Manager a profit participation (“Profit Participation”) in an amount equal to the Profit Participation Percentage of the Incentive Profits minus any Offset Amounts and Fraud Losses (without double counting). The Profit Participation shall be determined on an Applicable Portfolio by Applicable Portfolio basis taking into account all sales of Properties in an Applicable Portfolio from time to time (and all such Properties remaining as of the Measurement Date). For avoidance of doubt, an example of the calculation of the Profit Participation is attached hereto as Annex C.

(ii)	Intentionally Omitted

(iii)
Reporting; Inspections. Manager will require, and Company shall provide: (i) Asset Value Documentation (to be delivered no later than five (5) days following the public disclosure by KBS REIT of its net asset value); (ii) if this Agreement has been terminated prior to such date, any other reports and information reasonably requested by Manager and reasonably available to Company to verify or determine the amounts included in the calculation of the Profit Participation; and (iii) notice of all Affiliate transactions along with detail confirming those transaction are on third party terms. If Manager does not agree with the values of any net assets in the Company for the calendar year in which the Measurement Date occurs submitted by Company as set forth above, then Company shall make available to an independent third party selected by Manager and reasonably acceptable to Company (the “Third Party Reviewer”) the applicable Company books and records for such Third Party Reviewer to value such net assets. If such Third Party Reviewer’s valuation differs in any manner from the Company’s valuation of any net asset(s) and within seven (7) days of the receipt of such Third Party Reviewer’s valuation by the parties the Company and Manager are still not able to agree on the value of the applicable net asset(s), then within seven (7) days of the receipt of such Third Party Reviewer’s valuation by the parties, each of the Company and the Manager shall choose an arbitrator, and such arbitrators shall work in good faith to agree upon the value of the applicable net asset(s) within thirty (30) days of their selection. In the event such arbitrators cannot agree upon a value, they shall choose a third arbitrator who shall work in good faith to determine the value of the applicable net asset(s) within fifteen (15) days of his/her selection and such valuation shall be accepted by Company and Manager and shall be determinative and final. Representatives of the Manager shall have the right to inspect the books and records of the Company and its Subsidiaries at any time during normal business hours upon reasonable notice to the Company.

(iv)
Determination of Profit Participation. The obligation to pay the Profit Participation to Manager shall survive any termination of the Agreement (including a termination for Cause). The terms and provisions of this Agreement relating to the determination of the Profit Participation shall survive any termination of this Agreement (including a termination for Cause). The amount, if any, of the Profit Participation payable to Manager shall be determined on the Measurement Date (whether or not this Agreement has been terminated prior to such date).

(v)
Payment. Payment of the Profit Participation shall be due and payable in cash (except as otherwise set forth in the following sentence), within (a) five (5) business days following the sale of one or more Properties included in an Applicable Portfolio for an amount (when taking into account all prior sales within that Applicable Portfolio) that is at least equal to the Profit Participation Threshold for that Applicable Portfolio; and (b) with respect to the calculation of Equity Value as of the Measurement Date, no later than ten (10) business days following the calculation of such Gross Value which must be completed no later than sixty (60) days following the Measurement Date. If the Company sells Properties, or is itself sold, directly or indirectly, for non-cash consideration, Manager shall be paid a pro-rata portion of the Profit Participation in the form of such non-cash consideration.

(vi)
Survival. The obligation to pay the Profit Participation shall survive any direct or indirect Sale by Company, its parent or any Subsidiary, of all or any portion of the direct or indirect equity interests in Company or any of the direct or indirect equity interests in the entities which own the Properties (including, without limitation any merger, reorganization, issuance of equity securities or other recapitalization of the Company or its Subsidiaries, Affiliates or parent companies (whether or not the Company, its Subsidiaries, Affiliates or parent companies is the surviving entity in such transaction)).

(c)	No Interest in Company or Properties. Notwithstanding anything in this Agreement to the contrary, both Company and Manager acknowledge and agree that (i) the Profit Participation are simply contractual rights being granted by Company to Manager in this Agreement, and (ii) Manager shall have no equity interest whatsoever in the Properties, the Company or any of the Company’s Subsidiaries.

(d)
No Breach Event. The Company and Manager each acknowledge that (i) each of the Company and GKK Stars has completely satisfied each and every one of its respective obligations under the Settlement Agreement to the date of this Agreement, (ii) no Breach Event has occurred under the Settlement Agreement, and (iii) none of the Company or any affiliate of the Company has any right under the Settlement Agreement to (A) offset any amounts then and thereafter owing to Manager under this Agreement or (B) seek the return from Manager or any affiliate of Manager of any amounts accrued and paid under this Agreement. Manager acknowledges that GKK Stars still has continuing obligations set forth under Section 5.8 of the Settlement Agreement.

(e)
Releases. Each of the Company and the Manager acknowledge and agree on behalf of themselves and their respective officers, directors, managing directors, members, managers, principals, partners, shareholders, affiliates, subsidiaries, agents, attorneys, employees, heirs, executors, administrators, legal  representatives, successors and assigns that the Release Effective Date (as defined in the Settlement Agreement) has occurred.

7.
Expenses. So long as such expenses are incurred by Manager in good faith in furtherance of the services provided by Manager under this Agreement, the Company shall pay all of its expenses and shall reimburse Manager for its documented reasonable expenses incurred on the Company’s behalf in accordance with this Agreement (collectively, the “Expenses”). Expenses include all reasonable and customary costs and expenses which are expressly designated elsewhere in this Agreement as the Company’s expenses, together with the following:

(a)	travel and out-of pocket expenses incurred in connection with the services provided by Manager under this Agreement;

(b)	costs of third-party professional fees including, but not limited to, legal, and other services performed for the Company;

(c)	compensation and expenses, including salary, bonuses, health and welfare benefits and liability insurance, for employees and independent contractors assigned to one or more Properties;

(d)	costs and expenses incurred contracting with third parties, including affiliates of Manager;

(e)
all other costs associated with the Company’s business and operations, including, but not limited to, costs of owning, protecting, maintaining, developing and disposing of Properties, including appraisal, engineering and environmental studies, reporting, audit and legal fees;

(f)	costs and expenses charged by states and municipalities on entities doing business in those locations;

(g)	costs and expenses incurred in connection with corporate and partnership maintenance and legal compliance including annual filing fees, state fees, service company charges and other items;

(h)	all expenses actually incurred by Manager which are reasonably necessary for the performance by Manager of its duties and functions in accordance with the terms of this Agreement;

Manager may retain third parties including accountants, legal counsel, real estate underwriters and brokers, among others, on the Company’s behalf, and be reimbursed for such services. The provisions of this Section 8 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

8.	Limits of Manager Responsibility; Indemnification.

(a)
Pursuant to this Agreement, Manager will not assume any responsibility other than to render the services called for hereunder and will not be responsible for any action of the Company in following or declining to follow its advice or recommendations. Except in the event of a Material Breach, Manager will not be liable to the Company, any Subsidiary, any of their directors, officers, stockholders, managers, owners or partners for acts or omissions performed or not performed in accordance with and pursuant to this Agreement. In no event shall any Affiliate of the Manager or any of the Manager’s or its Affiliates respective members, stockholders, partners, managers, directors, officers, employees and agents be liable to the Company, any Subsidiary, any of their directors, officers, stockholders, managers, owners or partners for acts or omissions performed or not performed in accordance with, pursuant to or otherwise in connection with this Agreement The Company agrees to indemnify Manager and its Affiliates and their respective members, stockholders, partners, managers, directors, officers, employees and agents with respect to all expenses, losses, actual damages, liabilities, demands, charges and claims arising from acts or omissions of Manager performed in good faith in accordance with and pursuant to this Agreement and not resulting from the gross negligence or willful misconduct of Manager or as a result of the reckless disregard by Manager of its duties hereunder, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction; provided, however, Manager first agrees to (i) make all necessary claims under the Manager’s Insurance that Manager is required to carry under this Agreement, (ii) use best efforts to pursue such claims until completion, and (iii) first use all proceeds of such claims, prior to making any claims against the Company under this Section 8. Manager agrees to indemnify Company and its directors and officers with respect to all expenses, losses, actual damages, liabilities, demands, charges and claims arising from acts of Manager constituting willful misconduct, gross negligence or reckless disregard of its duties under this Agreement by Manager, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 8 shall survive the expiration or earlier termination of this Agreement.

(b)
In the event of a Breach, regardless of whether or not such Breach is a Material Breach, (i) Manager shall reimburse Company (A) any funds or monies which Company loses due to fraud, misappropriation of funds or embezzlement by Manager in its corporate capacity and (B) all out of pocket costs and expenses incurred by the Company relating to such matters and (ii) the Company shall be entitled to pursue all rights and remedies available at law or in equity, except as otherwise set forth herein.

9.
No Joint Venture/Independent Contractor. Nothing in this Agreement shall be construed to make the Company and Manager partners or joint venturers or impose any liability as such on either of them. Manager in performance of its duties however is an independent contractor.

10.	Term; Termination.
The “Term” of this Agreement is from the Effective Date through December 31, 2016, (or December 31, 2017 if the Extension Option is properly exercised) subject to the right of (1) the Company to terminate this Agreement: (A) at any time on thirty (30) days prior written notice for Cause hereunder or for Cause under the Accounting/Construction Services Agreement; (B) with no requirement of Cause upon the satisfaction of the following conditions: (i) the closing of the sale of all or substantially all of the Properties comprising the BD2 portfolio (the “BD2 Sale”); (ii) 60 days prior written notice of termination delivered by the Company to the Manager, which notice shall be irrevocable and which notice may only be delivered following the closing of the BD2 Sale; and (iii) the payment of the Termination Fee by Company to Manager in immediately payable funds on or prior to the effective date of termination; and (2) the right of Manager to terminate this Agreement in the event of a Company Default.

11.
Action Upon Termination or Expiration of Agreement. Without limiting the obligation of Company to pay to Manager the Profit Participation and the Termination Fee (to the extent otherwise payable), from and after the effective date of a termination of this Agreement, Manager shall not be entitled to the Base Management Fee for further services under this Agreement, but shall be paid all compensation accruing to the date of termination and shall be reimbursed for properly incurred expenses. Upon such termination or expiration, Manager shall reasonably promptly:

(a)
after deducting any accrued compensation and reimbursement for Expenses to which it is then entitled, pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement; and

(b)
upon notice of termination of this Agreement, Manager shall immediately gather all books, records, accounts and any and all other records, documents or materials relating to the Properties or the Company as may be in the possession or control of Manager, including, without limitation, diskettes containing reports or other materials generated in connection with the performance by Manager of its services hereunder, originals of all insurance policies, bills of sale, leases, licenses, service contracts, permits, plans, equipment, tools, supplies and keys with respect to the Properties; and Manager shall provide to Company a list of employees who perform services relating to the Properties after Manager has determined which of such employees shall be terminated. Upon the effective date of termination, Manager shall (i) deliver to Company or its designee all of such books, records, accounts and other materials and any and all other records or documents pertaining to the Properties, whether or not enumerated herein, which are necessary or desirable for the ownership and operation of the Properties, (ii) assign to Company any and all rights Manager may have in and to any existing contracts, licenses and permits relating to the operation and maintenance of the Properties, if any, (iii) provide the Company with access to Manager’s leasing data so that such information can be uploaded into the Company’s property management systems, and (iv) furnish such information and take all such actions as Company shall reasonably require, in order to effectuate an orderly and systematic ending of the duties and activities of Manager under this Agreement.

12.
Release of Money or other Property Upon Written Request. Manager agrees that any money or other property of the Company held by Manager under this Agreement shall be held by Manager as custodian for the Company, and Manager’s records shall be clearly and appropriately marked to reflect the ownership of such money or other property by the Company. Upon the receipt by Manager of a written request signed by a duly authorized officer of the Company requesting Manager to release to the Company any money or other property then held by Manager for the account of the Company under this Agreement, Manager shall release such money or other property to the Company within ten (10) business days following such request. Manager shall not be liable to the Company, any Subsidiary or any of their respective directors, officers, stockholders, managers, owners or partners for any acts or omissions by the Company in connection with the money or other property released to the Company in accordance with the terms hereof. The Company shall indemnify Manager and its affiliates and their respective members, stockholders, partners, managers, directors, officers, employees and agents against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever which arise in connection with Manager’s release of such money or other property to the Company in accordance with the terms of this Section 12. Indemnification pursuant to this Section 12 shall be in addition to any right to indemnification under Section 8.

13.
Notices. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (a) personal delivery, (b) delivery by a reputable overnight courier, (c) delivery by facsimile transmission against answerback, or

(d) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

If to the Company:	c/o KBS Capital Advisors, LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attn: Jeff Waldvogel

With a copy to:	Greenberg Traurig, LLP
3161 Michelson Drive, Suite 1000
Irvine, CA 92612
Attn: L. Bruce Fischer

With a copy to:	Mayer Brown LLP
700 Louisiana, Suite 3400
Houston, Texas 77002
Attn: Ronald M. Shoss

If to Manager:	c/o Gramercy Proprety Trust.
521 Fifth Avenue, 30th Floor New York, New York 10175 Attn: Allan B. Rothschild and Peter Tubesing
With a copy to:	Kirkland & Ellis, LLP
300 N. LaSalle Street
Chicago, IL 60654
Attn: Andrew D. Small

Any party may change the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 15 for the giving of notice.

14.
Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

15.
Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement controls and supersedes any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.

16.
Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof. Any legal suit, action or proceeding arising out of or relating to this Agreement may at the instituting party’s option be instituted in any Federal Court in the City of New York, County of New York, pursuant to Section 5-1402 of the New York General Obligations Law and each party hereto waives any objections which it may now or hereafter have based on venue and/or forum non convenient of any such suit, action or proceeding, and each party hereto hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

17.
Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

18.
Titles Not to Affect Interpretation. The titles of sections, paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement.

19.
Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

20.
Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

21.
Principles of Construction. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. All references to recitals, sections, paragraphs and schedules are to the recitals, sections, paragraphs and schedules in or to this Agreement unless otherwise specified.

22.
Assignment; Change of Control of Manager. Manager may not assign its duties under this Agreement except as described in this Section 22. Manager may assign this Agreement, Manager’s duties hereunder or direct or indirect interests in Manager so long as the assignee or Manager, as the case may be, shall be controlled, directly or indirectly, by Gramercy Property Trust. For avoidance of doubt the purposes of this Section 24, Gramercy Property Trust shall include any successor to Gramercy Property Trust. whether by merger, consolidation or similar business combination transaction, however characterized. Furthermore, Manager may assign, freely, to one or more persons or entities its rights to receive the Profit Participation and/or the Termination Fee. This Agreement may not be assigned by Company without the prior written consent of the Manager. Company expressly acknowledges and assess that upon notice to Company, and effective upon such assignment, the Agreement may be assigned by GKK Realty Advisors LLC to GPT Realty Management GP LLC and that GKK Realty Advisors LLC is hereby released from all obligations hereunder from and after the effective date of such assignment.

23.
No Personal Liability. None of the members, owners, partners (general or limited), direct or indirect, officers, directors, shareholders, employees, agents, trustees or representatives of Company, any Subsidiary or Manager shall be liable, accountable or subject to any suit for any costs, expenses, or liability arising directly or indirectly, out of Company’s or Manager’s (as applicable) failure or refusal to satisfy its obligations hereunder or out of the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
KBS ACQUISITION SUB, LLC
a Delaware limited liability company
By: /s/ Stacie Yamane
Name: Stacie Yamane
Title: Chief Accounting Officer

GKK REALTY ADVISORS LLC
a Delaware limited liability company
By:_______________________
Name:
Title:

Annex A-1
List of the Properties

Annex A-2
List of the Applicable Portfolios

Annex B
Property Performance Report

Gramercy Property Trust
Property Summary
Data as of 9/30/13

XXXXX
XXXXX
XXXXX

XXXX

Region	XXXX
Asset Code	XXXX
Class Code	XXXX
Property Type	XXXX
Property Status	XXXX
Bank Portfolio	XXXX
RSF	XXXX
Leased SF	XXXX
Occupancy %	XXXX
No. of Floors	XXXX
Year Built	XXXX
Land Area (acres)	XXXX
Asset Manager	XXXX
Property Manager	XXXX
Gross Book Value	XXXX
Net Book Value	XXXX

Senior Debt	
Loan Pool	XXXX
Original Loan Amount	XXXX
Pro-rata Amort Balance (Current UPB)	XXXX
Sr Partial Release Premium	XXXX
Sr Loan Paydown	XXXX
Est Defeasance Cost/Prepay Penalty Sr Loan	XXXX
3rd Party Transaction Cost Est	XXXX
Total Cost of Release from Sr Loan	XXXX

2013 Budgeted Leasing	New	Renew
Base Rent (PSF)	XX	XX
Term (yrs)	XX	XX
TI (PSF)	XX	XX
LC (PSF)	XX	XX
Free Rent (mo)	XX	XX

Base Bldg (Per Bldg SF)	XX
Leasing Capex (Per Vac SF)	XX

Major Tenants (by SF)	SF	Expire	% of RSF	Rent PSF
XXXX	XXXX	XXXX	XXXX	XXXX
XXXX	XXXX	XXXX	XXXX	XXXX
XXXX	XXXX	XXXX	XXXX	XXXX

2013 Budget	Amount	PSF
RE Taxes	XX	XX
Opex	XX	XX

	2012		2013		2014		2015		2016		2017	
	Actual	PSF	Draft Budget	PSF	Budget	PSF	Budget	PSF	Budget	PSF	Budget	PSF
Rental Revenue	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX
CAM Reimbursement	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX
Direct Bill Reimbursement	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX
Other Income			XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX
Total Revenue	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX
CAM Expenses	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX
Direct Billables	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX
Non-Billables	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX
Total Expenses	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX
Net Operating Income	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX
CapEx			XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX
Tenant Improvement			XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX
Leasing Commission			XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX
Total Capital			XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX
Cash Flow			XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX	XXXX	XX

Occupancy Information	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14	2015	2016	2017
Occupancy (end of period)	XX	XX	XX	XX	XX	XX	XX	XX	XX	XX	XX
Vacant SF (start of period)	XXX	XXX	XXX	XXX	XXX	XXX	XXX	XXX	XXX	XXX	XXX
Lease Expiration (incl Spec)			XXX	XXX	XXX	XXX	XXX	XXX	XXX	XXX	XXX
Leasing - New (incl Spec)			XXX	XXX	XXX	XXX	XXX	XXX	XXX	XXX	XXX
- Renew (incl Spec)			XXX	XXX	XXX	XXX	XXX	XXX	XXX	XXX	XXX
Net Absorption (incl Spec)	XXX	XXX	XXX	XXX	XXX	XXX	XXX	XXX	XXX	XXX	XXX

Cash Flow Summary *CAM Reimbursement includes Capex Reimbursement and CAM Pay Specific (management/admin fees)

Annex C
Example of the Calculation

of the Profit Participation

Annex D
Third Year Termination Baseline

Effective Date of Termination	Third Year Termination Baseline
Month of January, 2016	14,062,500
Month of February, 2016	13,125,000
Month of March, 2016	12,187,500
Month of April, 2016	11,250,000
Month of May, 2016	10,312,500
Month of June, 2016	9,375,000
Month of July, 2016	8,437,500
Month of August, 2016	7,500,000
Month of September, 2016	6,562,500
Month of October, 2016	5,625,000
Month of November, 2016	4,687,500
Month of December, 2016	3,750,000